INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-92594, 33-92596, 33-92598, 33-92600, 33-92602, 33-92604,
33-92606, 33-92610, 33-92612, 33-92614, 33-92616, 33-92618, 33-92620, 33-92626,
33-92628, 33-92630, 33-92674, 33-93178, 333-19055, 333-22743, 333-22995,
333-24179 of U.S. Industries, Inc. of our report dated February 21, 1995, with respect to the combined financial statements and schedule of the U.S. Industries, Inc. Automotive Group Companies (not presented seperately therein) appearing in U.S. Industries, Inc.'s Annual Report on Form 10-K/A Amendment No. 1 for the year ended September 28, 1996.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York
April 18, 1997